Exhibit (b)

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Ralph Schlosstein, President, and Paul Audet, Treasurer of BlackRock Provident Institutional Funds (the “Company”), each certify, to the best of his knowledge:

1.	The Company’s periodic report on Form N-CSR for the period ended October 31, 2003 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	January 6, 2004

/s/ Ralph Schlosstein
Name:	Ralph Schlosstein
Title:	President
(Principal Executive Officer)

/s/ Paul Audet
Name:	Paul Audet
Title:	Treasurer
(Principal Financial Officer)

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C § 1350, and is not being filed as part of the Report with the Securities and Exchange Commission.